UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): JANUARY 30, 2004


                             SMARTSERV ONLINE, INC.
      --------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                        0-28008                 13-3750708
-------------------------------        -----------            ----------------
(State or Other Jurisdiction of        (Commission            (I.R.S. Employer
 Incorporation or Organization)         File Number)         Identification No.)



2250 BUTLER PIKE, SUITE 150, PLYMOUTH MEETING, PENNSYLVANIA             19462
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

       Registrant's Telephone Number, Including Area Code: (610) 397-0689


                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
-------------------------------------------------


     On January 30, 2004, SmartServ Online, Inc. (the "Company") issued a press release announcing the commencement of a private placement of between $3 million and $6 million of Units, each of which consists of one share of Series A Convertible Preferred Stock which is initially convertible into ten shares of SmartServ Common Stock and one Warrant for the purchase of ten shares of Common Stock. A copy of this press release, issued pursuant to Rule 135c of the Securities Act, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

     The securities described in this Form 8-K will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws. This Form 8-K does not constitute an offer to sell these securities nor is it a solicitation of an offer to purchase these securities.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
---------------------------------------------------------------------------

     (a)  Not applicable

     (b)  Not applicable

     (c)  The following exhibit is filed herewith:

          Exhibit 99.1 Press Release of the Company dated January 30, 2004, issued pursuant to Rule 135c of the Securities Act

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SMARTSERV ONLINE, INC.



Dated:  January 30, 2004                By:/s/ Robert Pons
                                           -------------------------------------
                                           Robert Pons,
                                           Chief Executive Officer

                                  EXHIBIT INDEX


EXHIBIT NO.                                 DESCRIPTION
-----------                                 -----------

Exhibit 99.1 Press Release of the Company dated January 30, 2004, issued pursuant to Rule 135c of the Securities Act